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                                                               Exhibit 10.12
                                                               -------------

                            MANAGEMENT AGREEMENT
                            --------------------

     THIS MANAGEMENT AGREEMENT made and entered into as of this 1st day of January, 2002 by and between NATIONAL PREARRANGED SERVICES, INC. a Missouri corporation ("NPS") and BDC PROPERTIES, INC., a Missouri corporation ("Management Company").

     WHEREAS, NPS maintains a sales force to sell trust funded prearranged funeral contracts in certain states and serves as approved insurance agencies to sell insurance policies and/or annuities used to fund preneed funeral contracts in other states;

     WHEREAS, NPS desires to enter into sales management agreement with Management Company in order to supervise its sales force in return for a fixed percentage payment of net revenues;

     WHEREAS, Management Company desires to enter into a sales management agreement with NPS in return for a percentage of the ongoing net sales revenues of NPS.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual terms, covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     1.  Sales Force Management Services. Management Company shall provide
         --------------------------------
NPS with all necessary personnel to supervise NPS field sales force, including but, not limited to, the services of Brent Cassity and Randy Murray. Such supervisory sales services will be provided by Management Company employees who at all times will act under the control and direction of the Management Company.

     2.  Management Fee. NPS shall pay to Management Company a monthly
         ---------------
management fee equal to the percentage set forth below of the net sales revenues of NPS (net of cancellations and surrenders) as payment for the services provided hereunder ("Management Fee"):

          Annual Net                          Management Fee
          ----------                          --------------
    Sales Revenues (computed
    ------------------------
    on a calendar year basis)
    -------------------------

   $0 - $52,000,000                                8%
   $52,000,001 - $104,000,000                      3%
   $104,000,000 +                                  1%

The Management Fee shall be paid on the first day of each month based on the net revenues of NPS for the preceding month. NPS shall not be responsible for any expenses of Management Company of any kind. Management Company agrees to pay all of its expenses that have been incurred in the performance of its duties under this Agreement.

     3.  Authority. Management Company shall, at all times, have the exclusive
         ----------
authority

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to direct, control, hire, fire and set wages of Management Company personnel who render supervisory services to NPS. Management Company is not authorized to make any contract or incur any debt in NPS's name. Management Company's authority shall not exceed that expressly granted herein and no forbearance or neglect on NPS's part or Management Company's part shall be a waiver of any of the terms of this Agreement or imply the existence of any authority not expressly granted herein.

     4.  Independent Contractor. The sole intention of this Agreement is to
         -----------------------
secure for NPS the services of Management Company as an independent contractor, and this Agreement shall not be construed as creating a partnership between NPS and Management Company or creating a master servant relationship between NPS and Management Company's employees. Management Company shall not be liable to NPS except for gross negligence or willful misconduct in the performance of Management Company's obligations hereunder. NPS agrees to indemnify and hold Management Company harmless from and against any and all demands or legal proceedings (including all costs, expense and reasonable attorneys' fees incurred in defense of any such matter) which may be made or brought against Management Company arising out of its supervision of the NPS sales force, except for claims arising out of matters within the scope of Management Company's authority hereunder and alleged to be due to Management Company's gross negligence or willful misconduct.

     5.  Contract Payment. As additional consideration to NPS for entering
         -----------------
into this Management Agreement, Management Company has agreed to pay NPS Ten Million Dollars ($10,000,000.00) by the contemporaneous delivery of this promissory note attached hereto as Exhibit A ("Note").

     6.  Indemnification. Management Company shall be responsible for and
         ----------------
indemnify NPS against all wages payable to Management Company employees who participate in rendering services to NPS and employer taxes thereto (including, but not limited to, FICA and Missouri unemployment taxes) and all other expenses incurred in the performance of its duties. NPS shall be entitled to offset dollar-for-dollar amounts owed to it under this paragraph 6 against the Management Fee.

     7.  Termination. This Agreement cannot be terminated by either party
         ------------
except as hereinafter set forth.

     (A) Notwithstanding anything contained herein to the contrary this Agreement can be cancelled by NPS at its sole written election upon the happening of any of the following specified events:

          (i)   Default by Management Company under the Note;

          (ii) Default by Management Company in the performance of its obligations under this Agreement following written notice and failure to correct same within thirty (30) days after receipt of such notice; or

                                  2


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          (iii) Insolvency (however evidenced) of Management Company, the making of a general assignment for the benefit of creditors by Management Company; the filing of any petition or the commencement of any proceeding by or against Management
                Company for any relief under any bankruptcy or insolvency laws, or any laws relating the relief of debtors, readjustments of indebtedness, reorganization, compositions or extensions.

     (B) Notwithstanding anything herein to the contrary this Agreement may be terminated by Management Company at its sole written election upon the happening of any of the following specified events:

          (i)   Default by NPS payment of the Management Fee; or

          (ii) Insolvency (however evidenced) of NPS, the making of a general assignment for the benefit of creditors by NPS; the filing for any petition or the commencement of any proceeding by or against NPS for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustments or indebtedness, reorganizations, compensations or extensions.

     8.  Assignment. This Agreement is not transferrable by either party
         -----------
without the prior written consent of the non-transferring party.

     9.  Entire Agreement. This Agreement constitutes the entire understanding
         -----------------
between the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties unless expressly referred to herein. This Agreement may not be modified, altered or amended except by written agreement signed by the party against which enforcement is sought.

     10. Severability. In the event any provision of this Agreement shall be
         -------------
held to be invalid or enforceable, in full or in part, neither the validity nor the enforceability of the remainder of this Agreement shall be affected in any way.

     11. Governing Law. This Agreement is entered into and shall be governed
         --------------
by the laws of the State of Missouri.

                                      3


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     IN WITNESS WHEREOF, this Agreement has been made and entered into as of the date and year first above written.

                               NATIONAL PREARRANGED SERVICES, INC.

                               By: /s/ Randall K. Sutton
                                  ------------------------------------
                                  Randall K. Sutton, President

                                               "NPS"



                               BDC PROPERTIES, INC.

                               By: /s/ Brent D. Cassity
                                  ------------------------------------
                                  Brent D. Cassity, President


                                 4


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                                                                   Exhibit A


                              PROMISSORY NOTE
                              ---------------


$10,000,000.00                                    January 1, 2002
                                                  St. Louis County, Missouri


     FOR VALUE RECEIVED, the undersigned, BDC PROPERTIES, INC., a Missouri corporation ("Borrower"), hereby promises to pay to the order of National Prearranged Services, Inc., a Missouri corporation ("Lender"), the principal sum of Ten Million Dollars and 00/100 ($10,000,000.00) with interest from the date hereof at eight and one-half percent (8.5%) per annum. Except as otherwise set forth herein, the principal and interest under this promissory note (this "Note") shall be payable in forty-eight (48) equal consecutive monthly blended installments of Two Hundred Forty-Six Thousand Four Hundred Eight-Three Dollars and 03/100 ($246,483.03) each, commencing on February 1, 2002 and thereafter on the first (1st) day of each succeeding month.

     All payments hereunder shall be made in lawful money of the United States. This Note may be prepaid in part or in full at any time without charge or penalty. Each payment and prepayment received by Lender shall be applied first against late charges, if any, next against unpaid accrued interest and the balance, if any, against the principal balance hereof.

     As used in this Note, the term "Default" means any one or more of the following: (i) the failure of Borrower to make any payment of principal or interest when due hereunder and such default is not cured within ten (10) business days; (ii) the occurrence of a default or an event of default under any deed of trust which may be given as collateral for this Note, said default not being cured within any applicable cure period; (iii) the execution of any assignment for the benefit of creditors by the Borrower or the filing or commencement of any proceeding for relief under the Bankruptcy Code, as amended from time to time, or insolvency laws or any law relating to the relief of debtors, readjustment of any indebtedness, reorganization, composition, extension of debt, or the appointment of a receiver or trustee for, by or against the Borrower; and (iv) the dissolution or termination of existence of the Borrower whether by voluntary or involuntary action.


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     If a Default shall occur, which is not cured within any applicable cure period, Lender shall have the right, in addition to any other right or remedy available hereunder and/or under applicable law and without prior notice or demand, to: (i) accelerate this Note in which event all principal and interest due hereunder shall be immediately due and payable, and (ii) exercise any remedies available to Lender under any collateral documents securing this Note. Failure to exercise any such remedy shall not constitute a waiver of the right to exercise the same in the event of any subsequent Default. If this Note shall be collected by legal proceedings or through a probate or bankruptcy court, or shall be placed in the hands of an attorney for collection after Default or maturity, Borrower agrees to pay all costs of collection, including, without limitation, reasonable attorneys' fees and expenses (incurred both before and after litigation is commended), court costs and other litigation expenses.

     After Default or maturity, this Note shall bear interest at a rate equal to ten percent (10%) per annum (the "Default Rate"). The Default Rate shall be applicable both before and after any judgment may be rendered by a court of competent jurisdiction.

     Borrower hereby severally waive demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, diligence in collecting, and notice and protest of every kind and nature in reference to this Note.

     The obligations of the Borrower under this Note shall be binding upon the Borrower and the respective successors and assigns thereof and shall inure to the benefit of Lender and Lender's successors and assigns. If any provision of this Note or any portion thereof, is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Note shall be construed as if such invalid or unenforceable provision was never included herein.

     This Note shall be construed in accordance with the laws of the State of Missouri and the laws of the United States applicable to transactions in Missouri. If any litigation arises hereunder, the situs for jurisdiction shall be in any state court located in St. Louis County, Missouri or the federal court district and division in which the aforesaid County is located. Borrower hereby consents to such jurisdiction and venue and waives any right to commence any action against Lender in any other jurisdiction. BORROWER AND LENDER HEREBY WAIVE AND RELINQUISH ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING UNDER THIS NOTE.

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has executed this Note as of the date first above written.

                                      BDC PROPERTIES, INC.

                                      By: /s/ Brent D. Cassity
                                         ----------------------------------
                                         Brent D. Cassity, President